UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 3, 2015

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1400 16th Street, Suite 310 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)
(720) 457-6060
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 4, 2015, American Midstream GP, LLC (the “General Partner”) and Michael D. Suder, the President and Chief Executive Officer of American Midstream Blackwater, LLC, Blackwater Investments, Inc., Blackwater Midstream Corp., Blackwater New Orleans, L.L.C., Blackwater Georgia, L.L.C., Blackwater Maryland, L.L.C. and Blackwater Harvey, LLC (“Harvey”), all wholly-owned, indirect subsidiaries of American Midstream Partners, LP (the “Partnership”), entered into the First Amendment to Employment Agreement (the “Employment Agreement Amendment”). The Employment Agreement Amendment modifies the earnout payable to Mr. Suder based upon the financial performance of Havey. Pursuant to the Employment Agreement Amendment, Mr. Suder is entitled to 46.15% of the lesser of (A) ten percent of the difference between Harvey FMV and Harvey Cost (each as defined in the Employment Agreement Amendment) and (B) $1 million, upon Harvey achieving each of (i) $3 million in EBITDA (as defined in the Employment Agreement Amendment) during any trailing twelve-month period and (ii) $5 million in EBITDA during any trailing twelve-month period. The earnout amounts are payable in any combination of cash and Partnership common units at the discretion of the General Partner.
The description of the Employment Agreement Amendment contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to Partnership Agreement
On November 4, 2015, the Partnership entered into the Sixth Amendment to its Fourth Amended and Restated Agreement of Limited Partnership (the “LPA Amendment”), effective as of September 9, 2015. The LPA Amendment modifies the adjustment of the Series A Conversion Rate as the result of the issuance of common units representing limited partnership interests in the Partnership (“Common Units”) at a price less than $17.50 per Common Unit to correct a scrivener's error and effect the intent of the Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”). The LPA Amendment modifies the formula set forth in Section 5.12(b)(viii)(E) of the Partnership Agreement to use the Series A Adjusted Issue Price (as defined in the Partnership Agreement) immediately before the issuance of Common Units, instead of the Series A Conversion Rate (as defined in the Partnership Agreement), to adjust the Series A Conversion Rate. After giving effect to the LPA Amendment, the Series A Conversion Rate after giving effect to the issuance of Common Units equals the number determined by dividing the Series A Adjusted Issue Price immediately before the issuance of Common Units by the result achieved through the application of the revised formula in Section 5.12(b)(viii)(E) of the Partnership Agreement.
The description of the LPA Amendment contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by reference to the full text of the LPA Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.
Amendment of General Partner LLC Agreement
On November 3, 2015, the General Partner entered into Amendment No. 3 to its Second Amended and Restated Limited Liability Company Agreement (the “LLC Amendment”). Section 6.6 of the Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) previously provided that all members of the Board of Directors of the General Partner (the “Board”) or any committee are required to be present to take action by written consent. The LLC Amendment modifies Section 6.6 of the LLC Agreement to provide that the Board, or any committee of the Board, may take action by written consent so long as a written consent with respect to any action taken in lieu of a meeting is signed by at least as many members of the Board or the committee thereof as would have been required to take such action at a meeting of the Board or such committee at which all members of the Board or such committee are present; provided, however, that so long as ArcLight Capital Partners, LLC or any affiliate thereof (“ArcLight”) controls the General Partner, the written consent must be signed by one member of the Board appointed by ArcLight.

The description of the LLC Amendment contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by reference to the full text of the LLC Amendment, which is filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. Exhibit Number	Description
3.1	Amendment No. 6 to Fourth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated November 4, 2015 and effective as of September 9, 2015
3.2	Amendment No. 3 to Second Amendment and Restated Limited Liability Company Agreement of American Midstream GP, LLC, dated November 3, 2015
10.1	First Amendment to Employment Agreement, dated as of November 4, 2015, by and between American Midstream GP, LLC and Michael D. Suder

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

By: American Midstream GP, LLC,
its General Partner

By:	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and Chief Financial Officer
November 9, 2015

EXHIBITS INDEX

Exhibit Number	Description

3.1	Amendment No. 6 to Fourth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated November 4, 2015 and effective as of September 9, 2015
3.2	Amendment No. 3 to Second Amendment and Restated Limited Liability Company Agreement of American Midstream GP, LLC, dated November 3, 2015
10.1	First Amendment to Employment Agreement, dated as of November 4, 2015, by and between American Midstream GP, LLC and Michael D. Suder